     As filed with the Securities and Exchange Commission on January 8, 2001
                                                       Registration No. 33-58749

                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C.

                             ---------------------

                        POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           T. ROWE PRICE GROUP, INC.
               (AS SUCCESSOR TO T. ROWE PRICE ASSOCIATES, INC.)
            (Exact Name of Registrant as Specified in Its Charter)

           MARYLAND                                       52-2264646
(State or other jurisdiction of             (IRS Employer Identification Number)
incorporation or organization)

                             --------------------

                             100 East Pratt Street
                              Baltimore, MD 21202
                   (Address of Principle Executive Offices)

                            ----------------------

                           T. ROWE PRICE GROUP, INC.
                        1995 DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plan)

                            ----------------------

                                George A. Roche
                      Chairman of the Board and President
                           T. Rowe Price Group, Inc.
                             100 East Pratt Street
                           Baltimore, Maryland 21202
                                (410) 345-2000
                    (Name and Address of Agent for Service)

                                   Copy to:
                                R.W. Smith, Jr.
                       Piper Marbury Rudnick & Wolfe LLP
                               6225 Smith Avenue
                           Baltimore, MD 21209-3600

                                (410) 580-3000
         (Telephone Number, Including Area Code of Agent for Service)

                               EXPLANATORY NOTES

         Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), T. Rowe Price Group, Inc., a Maryland corporation ("Holding Company" or the "Registrant"), as successor issuer to T. Rowe Price Associates, Inc., a Maryland corporation ("Price Associates"), hereby adopts this Registration Statement, as amended, for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "Description of the Transaction" herein.

         This Post-Effective Amendment to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission (the "Commission") pursuant to Rule 464 under the Securities Act.

DESCRIPTION OF THE TRANSACTION

         This Post-Effective Amendment to the Registration Statement is being filed in connection with a corporate restructuring of Price Associates into a holding company organizational structure, with Price Associates becoming the wholly-owed subsidiary of Holding Company, pursuant to a plan of share exchange approved on June 30, 2000, by the shareholders of Price Associates at a Special Meeting of Shareholders (the "Share Exchange").

         Under the Share Exchange, which was consummated on December 28, 2000, each outstanding share of common stock of Price Associates, par value $0.20 per share (each, a "Price Associates Common Share"), converted into a share of common stock of Holding Company, par value $0.20 (each a "Holding Company Common Share"), and Price Associates became a wholly-owned subsidiary of Holding Company. In addition, each outstanding option to purchase Price Associates' common stock converted into an option to purchase Holding Company's common stock for the same number of shares and at the same exercise price as the option provided immediately before the conversion. Accordingly, all of the Price Associates Common Shares offered under the T. Rowe Price Group, Inc. (formerly,
T. Rowe Price Associates, Inc.) 1995 Director Stock Option Plan (the "Plan") are Holding Company Common Shares. In approving the Share Exchange, the shareholders of Price Associates approved the amendment and assumption of the Plan by Holding Company.

         Pursuant to Rule 414(d) under the Securities Act, Holding Company, as successor issuer to Price Associates, hereby expressly adopts, as of December 29, 2000, the Registration Statement of Price Associates on Form S-8, as amended (Registration No. 33-58749), that is applicable to Price Associates Common Shares issued under the Plan, as the Registration Statement of Holding Company for all purposes under the Securities Act and the Exchange Act.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     (i) Holding Company: The following documents, which have previously been filed by Holding Company with the Commission (File No. 333-36714), are incorporated by reference herein and shall be deemed to be part of this Registration Statement:

     (a) Registration Statement on Form S-4, filed on May 10, 2000 (File No. 333-36714);

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) Description of Common Stock of Holding Company contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

            All documents subsequently filed by Holding Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

     (ii) Price Associates: The following documents, which have been heretofore filed by Price Associates with the Commission pursuant to the Exchange Act (File No. 000-14282), are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Exchange Act;

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) Description of Common Stock of Price Associates contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

            All documents subsequently filed by Price Associates with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Directors and officers of the Company are indemnified under Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, and under Article EIGHTH, Section 6 of the Registrant's Charter as follows:

         (6) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

     As permitted by Maryland Law, Article Eighth, Section 7 of the Company's Charter limits the monetary liability of its directors and officers to the Company and its stockholders to the maximum extent permitted by Maryland law in effect from time to time. Article EIGHTH, Section 7 of the Registrant's Charter provides as follows:

         (7) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed herewith or incorporated herein by reference.

Exhibit        Description
-------        -----------
4.1            Articles of Amendment and Restatement of T. Rowe Price Group,
               Inc. (Incorporated by reference from Exhibit C to the definitive
               Proxy Statement/Prospectus dated May 24, 2000 and filed on May
               26, 2000, which forms part of the Registration Statement on Form
               S-4 (File No. 333-36714; Accession No. 0001113169-00-000003)).

4.2 Bylaws of T. Rowe Price Group, Inc. (Incorporated by reference from Exhibit D to the definitive Proxy Statement/Prospectus dated May 24, 2000 and filed on May 26, 2000, which forms part of the Registration Statement on Form S-4 (File No. 333-36714; Accession No. 0001113169-00-000003)).

4.3 T. Rowe Price Group, Inc. (formerly T. Rowe Price Associates, Inc.) 1995 Director Stock Option Plan (Incorporated by reference from the definitive proxy statement of T. Rowe Price Associates, Inc. on Form DEF 14A; Accession No. 000933259-95-000009; CIK 0000080255).

4.4 Amendment, dated December 29, 2000, to the T. Rowe Price Group, Inc. (formerly T. Rowe Price Associates, Inc.) 1995 Director Stock Option Plan (filed herewith).

5.0 Opinion of Piper Marbury Rudnick & Wolfe LLP as to the legality of the securities being offered (includes Consent of Counsel) (filed herewith).

23.1           Consent of Counsel (contained in Exhibit 5.0 to this Registration
               Statement).

23.2           Consent of Independent Accountants (filed herewith).

24.0           Power of Attorney (filed herewith).

ITEM 9.           UNDERTAKINGS

The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                     ---- ----

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            ---- ----

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended,
T. Rowe Price Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 29th day of December, 2000.

                                      T. ROWE PRICE GROUP, INC.


                                      By: /s/ George A. Roche
                                          ------------------------------------
                                          George A. Roche
                                          Chairman of the Board and President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated .

Signature                                                     Title                                        Date
---------                                                     -----                                        ----
                  *                                      George A. Roche                            December 29, 2000
---------------------------------
George A. Roche                                Chairman of the Board and President
                                                  (Principal Executive Officer)
                                                  (Principal Financial Officer)


                  *                                     Joseph P. Croteau                           December 29, 2000
---------------------------------
Joseph P. Croteau                                  Vice President and Treasurer
                                                  (Principal Accounting Officer)

* By:  /s/ George A. Roche       ,      For Himself and as Attorney-in-Fact
       --------------------------
           George A. Roche

A majority of the Board of Directors:

Edward C. Bernard, James E. Halbkat, Jr., Donald B. Hebb, Jr., Henry H. Hopkins,
James A.C. Kennedy, John H. Laporte, Richard L. Menschel, William T. Reynolds,
James S. Riepe, George A. Roche, Brian C. Rogers, Robert L. Strickland, M. David
Testa, Martin G. Wade, Anne Marie Whittemore

/s/ George A. Roche                            For Himself and as Attorney-in-Fact                  December 29, 2000
---------------------------------
George A. Roche

                                 EXHIBIT INDEX

--------------------------------------------------------------------------------
     EXHIBIT
     NUMBER                             DESCRIPTION
--------------------------------------------------------------------------------
       4.1 Articles of Amendment and Restatement of T. Rowe Price Group, Inc. (Incorporated by reference from Exhibit C to the definitive Proxy Statement/Prospectus dated May 24, 2000 and filed on May 26, 2000, which forms part of the Registration Statement on Form S-4 (File No. 333-36714; Accession No. 0001113169-00-000003)).
--------------------------------------------------------------------------------
       4.2 Bylaws of T. Rowe Price Group, Inc. (Incorporated by reference from Exhibit D to the definitive Proxy Statement/Prospectus dated May 24, 2000 and filed on May 26, 2000, which forms part of the Registration Statement on Form S-4 (File No. 333-36714; Accession No. 0001113169-00-000003)).
--------------------------------------------------------------------------------
       4.3 T. Rowe Price Group, Inc. (formerly T. Rowe Price Associates, Inc.) 1995 Director Stock Option Plan (Incorporated by reference from the definitive proxy statement of T. Rowe Price Associates, Inc. on Form DEF 14A; Accession No. 000933259-95-000009; CIK 0000080255).
--------------------------------------------------------------------------------
       4.4 Amendment, dated December 29, 2000, to the T. Rowe Price Group, Inc. (formerly T. Rowe Price Associates, Inc.) 1995 Director Stock Option Plan (filed herewith).
--------------------------------------------------------------------------------
       5.0 Opinion of Piper Marbury Rudnick & Wolfe LLP as to the legality of the securities being offered (includes Consent of Counsel) (filed herewith).
--------------------------------------------------------------------------------
      23.1 Consent of Counsel (contained in Exhibit 5.0 to this Registration Statement).
--------------------------------------------------------------------------------
      23.2     Consent of Independent Accountants (filed herewith).
--------------------------------------------------------------------------------
      24.0     Power of Attorney (filed herewith).
--------------------------------------------------------------------------------